UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 14, 2008 (April 8, 2008)

CHINA INFORMATION SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53147	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 8, 2008, the Board of Directors of China Information Security Technology, Inc. (the "Company") established an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee and appointed the Company's independent directors, Yun Sen Huang, Qiang Lin, and Sean Shao to each committee. Mr. Shao was appointed as the Chair of the Audit Committee, Mr. Huang was appointed as the Chair of the Compensation Committee and Mr. Lin was appointed as the Chair of the Governance and Nominating Committee. Copies of the Audit Committee Charter, the Compensation Committee Charter, and the Governance and Nominating Committee Charter are attached to this report as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference. Each committee charter will also be posted on the corporate governance page of the Company's website as soon as practicable.

The Board of Directors of the Company also determined that Mr. Shao possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Marketplace Rules of The Nasdaq Stock Market, Inc. and that he is an "audit committee financial expert" as defined by the rules and regulations of the Securities and Exchange Commission.

A copy of the Press Release announcing the foregoing is attached to this report as Exhibit 99.4.

Item 9.01 Financial Statements And Exhibits.

(d)     Exhibits.

Exhibit No.	Description

99.1	China Information Security Technology, Inc. Audit Committee Charter, adopted on April 8, 2008.
99.2	China Information Security Technology, Inc. Compensation Committee Charter, adopted on April 8, 2008.
99.3	China Information Security Technology, Inc. Governance and Nominating Committee Charter, adopted on April 8, 2008.
99.4	Press Release, dated April 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION SECURITY TECHNOLOGY, INC.

By: /s/ Jiang Huai Lin
Jiang Huai Lin
Dated: April 14, 2008	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	China Information Security Technology, Inc. Audit Committee Charter, adopted on April 8, 2008.
99.2	China Information Security Technology, Inc. Compensation Committee Charter, adopted on April 8, 2008.
99.3	China Information Security Technology, Inc. Governance and Nominating Committee Charter, adopted on April 8, 2008.
99.4	Press Release, dated April 14, 2008.